                                                                      Exhibit 21

Name                                                          Jurisdiction
-----                                                         ------------
AM Auto World Weekly, Inc.                                    Delaware
American Media Consumer Entertainment Inc.                    Delaware
American Media Consumer Magazine Group, Inc.                  Delaware
American Media Distribution & Marketing Group, Inc.           Delaware
American Media Property Group, Inc.                           Delaware
American Media Mini Mags, Inc.                                Delaware
American Media Newspaper Group, Inc.                          Delaware
Country Music Media Group, Inc.                               Delaware
Distribution Services, Inc.                                   Delaware
Globe Communications Corp.                                    Delaware
Globe Editorial, Inc.                                         Delaware
Mira! Editorial, Inc.                                         Delaware
National Enquirer, Inc.                                       Florida
National Examiner, Inc.                                       Delaware
NDSI, Inc.                                                    Delaware
Star Editorial, Inc.                                          Delaware